                                                                     EXHIBIT 5.1



                                March 24, 1998


USWeb Corporation
2880 Lakeside Drive, Suite 300
Santa Clara, CA 95054


  RE:  REGISTRATION STATEMENT ON FORM S-8
       ----------------------------------

Ladies and Gentlemen:

  We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about March 24, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 14,984,721 shares of your Common Stock (the "Shares"), 600,000 of which are to be issued pursuant to the 1996 Stock Option Plan, 2,000,000 of which are to be issued pursuant to the 1996 Equity Compensation Plan, 10,000,000 of which are to be issued pursuant to the 1997 Acquisition Stock Option Plan, 333,333 of which are to be issued pursuant to the Affiliate Warrant Program, 2,000,000 of which are to be issued pursuant to Acquisition Related Employee Stock Bonuses (together, the "Plans") and 51,388 of which are to be issued pursuant to warrants issued to consultants. As your legal counsel, we have examined the proceedings proposed to be taken in connection with the issuance and sale of the Shares to be issued under the Plans.

  It is our opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans or the agreements otherwise described, will be legally and validly issued, fully paid and nonassessable.

  We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.


                                   Very truly yours,

                                   WILSON SONSINI GOODRICH & ROSATI

                                   Professional Corporation

                                   /S/ WILSON SONSINI GOODRICH & ROSATI